Exhibit 99

NIC Earns Five Cents Per Share in the First Quarter; Record Operating Income of $4.9 Million Driven by 24 Percent Increase in Portal Revenues

    OLATHE, Kan.--(BUSINESS WIRE)--April 27, 2006--NIC Inc. (Nasdaq:
EGOV) today reported net income of $2.9 million and earnings per share of five cents on total revenues of $15.7 million for the three months ended March 31, 2006. The strength of the core outsourced portal business and the continued ramp-up of first-year state portals contributed to record operating income of $4.9 million in the first quarter.
    In the prior year quarter, the Company posted a net loss of $0.9 million and a loss of two cents per share on total revenues of $11.3 million. First quarter 2005 results include a pretax charge of $5.0 million relating to NIC's software and services contract with the California Secretary of State. Absent this charge, operating income would have been $3.5 million and net income would have been $2.1 million, or four cents per share, in the prior year quarter.
    First quarter 2006 portal revenues of $17.0 million were the highest in the Company's history, up 24 percent over the prior year quarter. During the same period last year, portal revenues grew 12 percent. On a same state basis, portal revenues rose eight percent for the quarter. Strong usage of NIC's tax payment, limited criminal history search, Uniform Commercial Code filing, and professional licensing services helped same state revenues from non-driver record exchange (non-DMV) services to rise 22 percent.
    A full quarter of revenues from the Company's South Carolina and Colorado portals helped total revenues from driver record exchange
(DMV) services grow 29 percent during the first quarter. In line with expectations, same state DMV revenues rose three percent during the quarter.
    "NIC's consistent performance in the first quarter is the result of our focus on building relevant online services that improve efficiencies for our government partners and the citizens and businesses they serve," said Jeff Fraser, Chief Executive Officer.
    The Company's state and local portals launched 72 new non-DMV revenue-generating services in the first quarter, and another 158 applications are in the development pipeline. "NIC continues to lead the industry in building and marketing value-added eGovernment solutions," said Chief Operating Officer Harry Herington.
    During the first quarter of 2006, the Company signed a contract amendment with the California Secretary of State that, among other changes, eliminated the business entity phase of the project. As a result of the amendment, the Company recorded an adjustment under percentage of completion accounting that reduced both software and services revenues and costs of software and services revenues by approximately $2.1 million. This adjustment had no effect on operating income, net income, or earnings per share.
    "This contract amendment is a positive development that will significantly reduce NIC's risk exposure and allow us to conclude the engagement with the California Secretary of State on a positive note," said Herington.
    Selling and administrative expenses in the first quarter were $3.4 million, a four percent increase from the prior year quarter. As a percentage of portal revenues, selling and administrative expenses were 20 percent, down from 24 percent in the prior year quarter.
    Beginning January 1, 2006, the Company began recognizing stock-based compensation expense for the cost of stock options and shares issued under the Company's employee stock purchase plan. Operating expenses in the first quarter include $0.2 million of non-cash stock-based compensation expense.
    NIC ended the first quarter with $65.7 million in cash and marketable securities, up $8.3 million from December 31, 2005.

    Operating Highlights

    In March, the state of Iowa and NIC signed a new portal management agreement for up to six years following a competitive rebid. During the same month, Virginia granted the Company a five-year renewal for portal management services. "We thank our partners in Iowa and Virginia for continuing to put their trust in NIC," concluded Fraser.

    Second Quarter Outlook

    For second quarter 2006, NIC expects total revenues of $17.7 - $18.1 million, portal revenues of $17.2 - $17.5 million, and software and services revenues of $0.5 - $0.6 million. The Company also anticipates operating income between $4.4 - $4.6 million and net income of $2.7 - $2.9 million.
    For full year 2006, NIC's projections have been updated to reflect expected total revenues of $66.8 - $67.7 million, portal revenues of $66.3 - $66.9 million, and software and services revenues of $0.5 - $0.8 million. The Company also expects operating income between $15.1
- $15.6 million and net income of $9.5 - $9.8 million.
    NIC's second quarter and full year 2006 estimates do not include any new DMV fee increases or portal contracts.



    First Quarter Earnings Webcast Details

    Dial-In Information
    Thursday, April 27, 2006
    9:00 a.m. (EDT)
    Webcast leaders:    Jeff Fraser, Chief Executive Officer
                        Eric Bur, Chief Financial Officer
                        Harry Herington, Chief Operating Officer

    To sign in and listen: The Webcast system is available at www.nicusa.com/investor.

    Some users may need to refresh their browsers to view the Webcast information. A replay of the Webcast will be available until 5:00 p.m.
(EDT) on July 26 by visiting www.nicusa.com/investor.
    A replay of NIC's first quarter earnings call will be available until 11:00 p.m. (EDT) on May 4 by dialing 877-289-8525 and using passcode 11058031. The conference call replay can also be accessed via Podcast download by visiting www.nicusa.com/investor.

    About NIC

    NIC manages more eGovernment services than any provider in the world. The Company is helping governments communicate more effectively with citizens and businesses by putting essential services online. NIC provides eGovernment solutions for 2,200 state and local agencies that serve more than 60 million people in the United States. Additional information is available at www.nicusa.com.

    The statements in this release regarding continued implementation of NIC's business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2005 Annual Report on Form 10-K filed on March 16, 2006, with the Securities and Exchange Commission.





                               NIC INC.
                          FINANCIAL SUMMARY
                             (UNAUDITED)
                Thousands except for per share amounts


                                                   Three months ended
                                                        March 31,
                                                     2006      2005
                                                   --------- ---------

Revenues:
  Portal revenues                                   $16,989   $13,661
  Software & services revenues                       (1,241)   (2,381)
                                                   --------- ---------
     Total revenues                                  15,748    11,280
                                                   --------- ---------

Operating expenses:
  Cost of portal revenues, exclusive of
    depreciation & amortization                       8,277     6,715
  Cost of software & services revenues,
    exclusive of depreciation & amortization         (1,329)    2,377
  Selling & administrative                            3,428     3,282
  Depreciation & amortization                           505       352
                                                   --------- ---------
     Total operating expenses                        10,881    12,726
                                                   --------- ---------

Operating income (loss)                               4,867    (1,446)
                                                   --------- ---------

Other income (expense):
  Interest income                                       380        81
  Equity in net loss of affiliates                      (97)        -
  Other income (expense), net                             -        (3)
                                                   --------- ---------

  Total other income (expense)                          283        78
                                                   --------- ---------

Income (loss) before income taxes                     5,150    (1,368)
Income tax provision (benefit)                        2,232      (471)
                                                   --------- ---------

Net income (loss)                                    $2,918     $(897)
                                                   --------- ---------

Basic net income (loss) per share                     $0.05    $(0.02)
                                                   --------- ---------
Diluted net income (loss) per share                   $0.05    $(0.02)
                                                   --------- ---------

Weighted average shares outstanding:
  Basic                                              61,129    59,402
                                                   --------- ---------
  Diluted                                            61,596    59,402
                                                   --------- ---------



Key Financial Metrics:

Revenue growth - outsourced portals                      24%       12%
Same state revenue growth - outsourced portals            8%       16%
Gross profit percentage - outsourced portals             51%       51%
Selling & administrative costs as a percentage
  of portal revenues                                     20%       24%




Portal Revenue Analysis (Thousands):

DMV transaction-based                               $11,176    $8,650
Non-DMV transaction-based                             5,263     4,371
Software development & portal management                550       640
                                                   --------- ---------
  Total                                             $16,989   $13,661
                                                   --------- ---------






                               NIC INC.
                     CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)
                  Thousands except for share amounts


                                             March 31,    December 31,
                                               2006          2005
                                           ------------- -------------


ASSETS
Current assets:
  Cash and cash equivalents                     $40,171       $36,902
  Marketable securities                          25,500        20,500
  Trade accounts receivable                      26,627        22,269
  Unbilled revenues                               1,564         2,198
  Deferred income taxes                             669           421
  Prepaid expenses & other current assets         1,730         1,632
                                           ------------- -------------
    Total current assets                         96,261        83,922

Property and equipment, net                       3,607         3,327
Unbilled revenues                                     -         1,395
Deferred income taxes                            26,597        28,916
Other assets                                        240           285
                                           ------------- -------------
    Total assets                               $126,705      $117,845
                                           ------------- -------------


                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                              $32,351       $24,458
  Accrued expenses                                4,659         6,642
  Application development contracts                 705         1,261
  Other current liabilities                         176           317
                                           ------------- -------------
    Total current liabilities                    37,891        32,678
                                           ------------- -------------

Commitments and contingencies                         -             -

Shareholders' equity:
  Common stock, no par, 200,000,000 shares
   authorized 61,221,904 and 61,073,595
   shares issued and outstanding                      -             -
  Additional paid-in capital                    208,157       207,444
  Accumulated deficit                          (119,175)     (122,093)
                                           ------------- -------------
                                                 88,982        85,351
  Less treasury stock                              (168)         (184)
                                           ------------- -------------
    Total shareholders' equity                   88,814        85,167
                                           ------------- -------------

    Total liabilities and shareholders'
     equity                                    $126,705      $117,845
                                           ------------- -------------








                               NIC INC.
                          CASH FLOW SUMMARY
                             (UNAUDITED)
                              Thousands



                                                   Three months ended
                                                        March 31,
                                                     2006      2005
                                                   --------- ---------


Cash flows from operating activities:
  Net income (loss)                                  $2,918     $(897)
  Adjustments to reconcile net income (loss)
    to net cash provided by operating activities:
        Depreciation & amortization                     505       352
        Stock-based compensation expense                200         -
        Application development contracts              (556)    1,523
        Deferred income taxes                         2,071      (581)
        Equity in net loss of affiliates                 97         -

  Changes in operating assets and liabilities
        (Increase) in trade accounts receivable      (4,358)   (2,838)
        Decrease in unbilled revenues                 2,029     3,667
        (Increase) decrease in prepaid expenses &
         other current assets                          (113)      281
        (Increase) in other assets                      (37)       (6)
        Increase in accounts payable                  7,893     5,068
        (Decrease) in accrued expenses               (1,983)     (994)
        (Decrease) in other current liabilities        (141)      (23)
                                                   --------- ---------

  Net cash provided by operating activities           8,525     5,552
                                                   --------- ---------


Cash flows from investing activities:
  Purchases of property and equipment                  (785)     (134)
  Purchases of marketable securities                 (5,000)   (7,000)
  Maturities of marketable securities                     -     3,000
                                                   --------- ---------

  Net cash used in investing activities              (5,785)   (4,134)
                                                   --------- ---------

Cash flows from financing activities:
  Proceeds from sale of treasury stock                   65         -
  Proceeds from employee common stock purchases         157       122
  Proceeds from exercise of employee stock options      307       612
                                                   --------- ---------

  Net cash provided by financing activities             529       734
                                                   --------- ---------


Net increase in cash and cash equivalents             3,269     2,152
Cash and cash equivalents, beginning of period       36,902    30,769
                                                   --------- ---------
Cash and cash equivalents, end of period            $40,171   $32,921
                                                   --------- ---------


    CONTACT: NIC Inc.
             Chris Neff, 435-645-8898
             cneff@nicusa.com